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EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Kenneth P. Wilcox, certify that, to my knowledge, the Quarterly Report of Silicon Valley Bancshares on Form 10-Q for the quarterly period ended June 30, 2004, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Silicon Valley Bancshares.

Date: August 9, 2004	/s/ KENNETH P. WILCOX Kenneth P. Wilcox President and Chief Executive Officer (Principal Executive Officer)

I, Jack F. Jenkins-Stark, certify that, to my knowledge, the Quarterly Report of Silicon Valley Bancshares on Form 10-Q for the quarterly period ended June 30, 2004, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Silicon Valley Bancshares.

Date: August 9, 2004	/s/ JACK F. JENKINS-STARK Jack F. Jenkins-Stark Chief Financial Officer (Principal Financial Officer)

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  EXHIBIT 32.1
SECTION 1350 CERTIFICATIONS